BG STAFFING, INC. ANNOUNCES Q3 2015 FINANCIAL RESULTS
Record Results for Quarter and Year to Date

PLANO, Texas – Nov 2, 2015 – BG Staffing, Inc. (NYSE MKT: BGSF), a rapidly growing national provider of temporary staffing services across a diverse set of industries, today reported financial results for its third quarter and nine month period ended September 27, 2015.

Q3 2015 Overview

•	Quarterly revenue exceeded Q3 2014 by $12.2 million, an increase of 25.3%

•	Quarterly net income exceeded Q3 2014 by $1.8 million, an increase of 506.5%

•	Quarterly gross profit increased in each of our three business segments over Q3 2014 -

◦	Commercial segment increased 24.8%

◦	Multifamily segment increased 26.4%

◦	Professional Staffing segment increased 65.3%

"Our momentum is building as we continued to make important progress in executing our business plan on all fronts during the third quarter of 2015,” said L. Allen Baker, Jr. President and CEO.

"The recent acquisition of Vision Technology Services (closed in Q4) continues our momentum in building a diversified staffing solution company and we look forward to continuing execution of our business plan in the fourth quarter of 2015 and throughout 2016,” added Baker.

“Our results were bolstered by the March acquisition of D&W Talent in the attractive staffing niche of finance and accounting, and strong growth in all of our segments. We are very pleased with the results of the third quarter, our best ever, and look forward to finishing 2015 as our strongest year on record," Baker concluded.

Q3 2015 Results
Revenues for the third quarter 2015 were $60.2 million, an increase of 25.3% when compared with revenues from the third quarter 2014 of $48.0 million. The Company reported net income of $2.2 million, or $0.29 per diluted share for the third quarter 2015 compared with net income of $0.4 million, or $0.06 per diluted share for the third quarter 2014. Gross profit percent was 23.0% for the third quarter 2015 compared with 20.8% for the third quarter 2014.

Adjusted EBITDA(1)was $6.2 million, or 10.3% of revenues, in the third quarter of 2015, compared with $3.9 million, or 8.0% of revenues for the same period in the prior year.

Nine-Month 2015 Results
Revenues for the first nine months of 2015 were $150.8 million, an increase of 16.1% when compared with revenues from the first nine months of 2014 of $129.9 million. The Company reported net income of $3.8 million, or $0.53 per diluted share for the first nine months of 2015 compared with a net loss of $0.9 million, or $(0.16) per diluted share for the first nine months of 2014. Gross profit percent was 21.9% for the first nine months of 2015 compared with 20.1% for the first nine months of 2014.

Adjusted EBITDA(1) was $12.4 million, or 8.2% of revenues, for the first nine months of 2015, compared with $8.9 million, or 6.8% of revenues for the first nine months of 2014.

(1) Non-GAAP financial measure. See reconciliation at end of details.

Conference Call
The Participant Dial-In Number for the conference call is 1-631-891-4304. Participants should dial in to the call at least five minutes before 1:30pm PST (4:30pm EST) on November 2, 2015. The call can also be accessed "live" online at http://public.viavid.com/index.php?id=116555.  A replay of the recorded call will be available for 90 days on the Company's website (http://bgstaffing.investorroom.com/). You can also listen to a replay of the call by dialing 1-877-870-5176 (international participants dial 1-858-384-5517) starting November 2, 2015, at 7:30pm EST through November 9, 2015 at 11:59 pm EST. Please use PIN Number 116555

About BG Staffing, Inc.
Headquartered in Plano, Texas, BG Staffing provides staffing services to a variety of industries through its various divisions. BG Staffing is primarily a temporary staffing platform that has integrated several regional and national brands and is set to achieve scalable growth. The Company’s acquisition philosophy is one that not only brings financial growth, but unique and dedicated talent within the companies. This has led to a strong management team, with tenure and a desire to offer exceptional service to candidates, customers and investors. For more information on the Company and its services, please visit its website at www.bgstaffing.com.

Forward-Looking Statements
The forward looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Terri MacInnis, VP of Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500
terri@bibimac.com

BG Staffing, Inc.
Selected Consolidated Statements of Operations Information
(amounts in thousands, except per-share amounts)

	Third Quarter		Year-to-Date
	2015	2014	2015	2014
Revenues	$60,171	$48,008	$150,836	$129,875
Gross profit	$13,856	$9,986	$33,062	$26,163
Sales, general and administrative	$7,703	$6,223	$20,929	$18,387
Operating income	$4,858	$2,710	$8,399	$4,189
Income (loss) before income tax	$3,656	$1,121	$6,276	$(47)
Net income (loss)	$2,215	$365	$3,841	$(918)
Net income (loss) per diluted share	$0.29	$0.06	$0.53	$(0.16)
Weighted average dilutive shares	7,593	5,752	7,246	5,602

BG Staffing, Inc.
Non-GAAP Financial Measures

The financial results of BG Staffing, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the U.S. Securities and Exchange Commission ("SEC"). To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone.

We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, non-cash items, and certain items that management does not consider in assessing our on-going operating performance.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
	(dollars in thousands)
Net income (loss)	$2,215	$365	$3,841	$(918)
Interest expense, net	661	634	1,751	2,068
Income tax expense	1,441	756	2,435	872
Depreciation and amortization	1,294	1,053	3,734	3,586
Loss on extinguishment of debt	439	—	439	—
Loss on extinguishment of related party debt	—	—	—	987
Share-based compensation	49	91	232	1,118
Put option adjustment	103	955	(67)	1,181
Adjusted EBITDA	$6,202	$3,854	$12,365	$8,894